CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #862 and Amendment #863 to the Registration Statement on Form N-1A of Pabrai Wagons Fund, a series of the Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 26, 2023